UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2024
VERANO HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
224 W Hill Street, Suite 400,
Chicago, Illinois 60610
(Address of Principal Executive Offices) (Zip Code)
(312) 265-0730
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 29, 2024, Verano Holdings Corp. (the “Company”) filed a Current Report on Form 8-K furnishing under Items 2.02 and 9.01 the Company’s press release announcing its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2023 (as amended, the “Original Filing”). The full text of the press release (the “Earnings Release”) was included as Exhibit 99.1 to the Original Filing.

This Amendment No. 2 (this “Amendment”) to the Original Filing is being filed to reissue the Earnings Release to modify certain financial statement information in the Earnings Release related to an adjustment related to an impairment of property, plant and equipment. This adjustment was identified by the Company’s management after the date of the Original Filing and as part of the Company’s customary procedures to finalize its financial statements for inclusion in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”), including the completion of the independent audit of such financial statements.

Item 2.02 Results of Operations and Financial Condition

This Amendment is being filed to make certain modifications to information included in the Earnings Release, including modifications made in connection with the completion of the independent audit of the Company's financial statements. The Earnings Release attached hereto as Exhibit 99.1 provides an updated presentation of the Company’s “Highlights from Consolidated Statements of Operations,” “Highlights from Consolidated Balance Sheets,” “Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)” and “Reconciliation of Net Loss to EBIT (Non-U.S. GAAP and Adjusted EBITDA (Non-U.S. GAAP)”.

The Company completed its property, plant and equipment fair value assessment on March 13, 2024 and management determined that U.S. Generally Accepted Accounting Principles required a “property, plant and equipment (“Fixed Asset”), impairment” charge on the Company’s “Consolidated Statements of Operations” for the quarter and fiscal year ended December 31, 2023, resulting in a $4,629 thousand increase to the fourth quarter and annual net loss. The Company also reduced the balances of “Property, Plant and Equipment, net” on the “Consolidated Balance Sheet” as of December 31, 2023 by $8,573 thousand. The property, plant and equipment impairment does not have an impact on the Company’s compliance with covenants under any outstanding credit agreements. The impairment charge did not result in any current cash expenditures.

The Company evaluates the carrying value of long-lived assets at the end of each reporting period whenever there is any indication that a long-lived asset is impaired. The Company estimated the recoverable amount of its Massachusetts cultivation facility, noting that such asset could be impaired given its carrying amount exceeded its recoverable amount. The Company utilized a third party appraiser to estimate the fair value of such fixed asset. The Company’s assessment concluded that such fixed asset was impaired.

As a result of these changes, conforming modifications were made to the body of the Earnings Release. The Earnings Release has been reissued to reflect such new information, and a copy of the Earnings Release for the quarter and year ended December 31, 2023 is attached to this Amendment as Exhibit 99.1. Except as described herein and in Exhibit 99.1, this Amendment does not modify or update any other disclosure contained in or furnished with the Original Filing, and this Amendment should be read in conjunction therewith.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1         Press release dated March 15, 2024
104         Cover Page Interactive Data File (embedded within the inline XRBL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: March 15, 2024

By:	/s/ Brett Summerer
Name:	Brett Summerer
Title:	Chief Financial Officer